UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 20, 2015

CenturyLink, Inc.

(Exact name of registrant as specified in its charter)

Louisiana	1-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203

(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e) Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 20, 2015, at the 2015 annual meeting of shareholders of CenturyLink, Inc., our shareholders, upon the recommendation of our Board of Directors, approved the CenturyLink 2015 Executive Officer Short-Term Incentive Plan (the “Plan”), which is substantially similar to our predecessor plan, the 2010 Executive Officer Short-Term Incentive Plan, for purposes of satisfying the requirements of Section 162(m) of the Internal Revenue Code. The Plan will be generally administered by the Compensation Committee of our Board of Directors (the “Compensation Committee”) and will terminate on December 31, 2019, unless terminated earlier by our Compensation Committee. Nine executive officers have been designated by the Compensation Committee as participants, who will each be eligible to be paid short-term incentive bonuses based on the achievement of quantitative performance goals to be established by the Compensation Committee based on criteria set forth in the Plan.

A more detailed summary of the principal features of the Plan can be found in our proxy statement for our 2015 annual meeting of shareholders, as filed with the Securities and Exchange Commission on April 8, 2015 (the “2015 Proxy Statement”). The foregoing description does not purport to be complete and is qualified in its entirety by reference to such summary and the full text of the plan filed as Appendix A to the 2015 Proxy Statement, both of which are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our 2015 annual meeting of shareholders, shareholders present in person or represented by proxy voted on the matters described below. There were 565,449,963 shares of voting stock entitled to be voted at the annual meeting, of which 508,005,470 shares were present or represented for purposes of constituting a quorum. At the annual meeting, the Company’s shareholders (1) elected the 12 persons listed below to serve as our directors for one-year terms, (2) ratified the appointment of KPMG LLP as our independent registered public accounting firm for 2015, (3) approved our 2015 Executive Officer Short-Term Incentive Plan, as discussed further in Item 5.02(e) above, (4) approved, on an advisory basis, the compensation of our named executive officers and (5) did not approve a shareholder proposal regarding equity retention. You can find additional information about each of these matters in our 2015 Proxy Statement.

Our independent inspector of election reported the vote of shareholders as follows:

1. Shareholders elected 12 directors to serve until 2016 based on the following votes:

Nominees	For	Withheld	Broker Non-Votes

Virginia Boulet	374,141,932	20,475,015	113,388,523
Peter C. Brown	386,972,489	7,644,458	113,388,523
Richard A. Gephardt	373,937,839	20,679,108	113,388,523
W. Bruce Hanks	380,062,491	14,554,456	113,388,523
Gregory J. McCray	389,504,730	5,112,217	113,388,523
C. G. Melville, Jr.	386,094,931	8,522,016	113,388,523
William A. Owens	387,710,086	6,906,861	113,388,523
Harvey P. Perry	386,403,312	8,213,635	113,388,523
Glen F. Post, III	388,251,344	6,365,603	113,388,523
Michael J. Roberts	387,821,507	6,795,440	113,388,523
Laurie A. Siegel	390,407,564	4,209,383	113,388,523
Joseph R. Zimmel	385,332,092	9,284,855	113,388,523

2. Shareholders ratified the appointment of KPMG LLP as our independent auditor for 2015 based on the following votes:

For	467,886,433
Against	37,790,122
Abstain	2,328,915
Broker non-votes	N/A

3. Shareholders approved our 2015 Executive Officer Short-Term Incentive Plan based on the following votes:

For	376,444,331
Against	14,954,873
Abstain	3,217,743
Broker non-votes	113,388,523

4. Shareholders approved, on a non-binding and advisory basis, the overall compensation of our named executive officers based on the following votes:

For	371,232,444
Against	20,145,172
Abstain	3,239,331
Broker non-votes	113,388,523

5. Shareholders rejected a shareholder proposal regarding equity retention based on the following votes:

For	96,712,948
Against	294,080,547
Abstain	3,823,452
Broker non-votes	113,388,523

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The exhibit to this Current Report is listed in the Exhibit Index, which appears at the end of this Current Report and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
Chief Administrative Officer,
General Counsel and Secretary

Dated: May 21, 2015

Exhibit Index

Exhibit No.	Description

10.1	CenturyLink 2015 Executive Officer Short-Term Incentive Plan (incorporated by reference to CenturyLink, Inc.’s definitive proxy statement for its 2015 Annual Meeting of Shareholders, filed on April 8, 2015).